                                  [LETTERHEAD]

                       INDEPENDENT ACCOUNTANT'S REPORT ON
                         APPLYING AGREED-UPON PROCEDURES

To the Board of Directors
Student Loan Finance Corporation
Education Loans Incorporated
Aberdeen, South Dakota

We have audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of Student Loan Finance Corporation (SLFC) and wholly-owned subsidiaries, Education Loans Incorporated (EdLinc), Surety Loan Funding Company, Goal Funding I, Incorporated and Goal Funding II, Incorporated as of December 31, 2003 and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, and have issued our report thereon dated February 27, 2004.

Our audit, referred to in the preceding paragraph, included procedures applied to the documents and records relating to SLFC's servicing agreement with EdLinc regarding the acquisition process, due diligence, and the servicing of student loans. These procedures were determined on the basis of our objective to issue an opinion on the financial statements referred to above taken as a whole. Because the procedures referred to in this paragraph and described below do not constitute an audit of the documents and records relating to the servicing of student loans or other information relating to the Corporation's student loan portfolio, we do not express an opinion on those documents or records.

The procedures we performed on these documents and records as part of our audit of the financial statements of the Corporation were as follows:

1. Read the servicing agreement between EdLinc, beneficial owner of the student loan receivables, and SLFC, servicer of the student loan receivables. Recalculated and analyzed the reasonableness of the annual service fee expense.

2. To satisfy ourselves as to the validity of the outstanding balance of student loans, we sent confirmation requests directly to 359 borrowers requesting they confirm the terms and outstanding balance of their loans if they disagreed with the confirmation details. There were no unresolved discrepancies noted as a result of the confirmations, which were selected by cumulative monetary sampling techniques.

3. Determined the reasonableness of fluctuations of student loan receivable balances and related accounts for the year ended December 31, 2003.

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Student Loan Finance Corporation
Education Loans Incorporated
Page 2

4.   Agreed the receivable subsidiary records to the general ledger.

5. Analyzed the reserve for loan loss account for reasonableness based on historical default rates, claim rates, uninsured percentages, and average loan lives.

6. Selected 25 daily statistical reports (ACT 400) and recalculated the daily accrual for special allowance, government interest and borrower interest for one bond code category for each date. We traced the daily accrual into the general ledger for the bond code selected.

7. Agreed the net amounts of government interest, special allowance, loan origination fees, and lender fees received for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 as reported on LaRS Reports prepared by SLFC to Lender Search Reports provided directly from the Department of Education.

8. Agreed the amounts of government interest, special allowance, loan origination fees, and lender fees due from/to the Department of Education at December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003 to subsequent receipt and the Department of Education's letter of notification of payment scheduled by EFT.

9. SLFC has contracted with Educational Assistance Service Company, Inc. (EASCI), Affiliated Computer Services, Inc. (ACS) and Great Lakes Higher Education Servicing Corporation (Great Lakes) to service a portion of the student loan receivables. With respect to this portion of the portfolio, we:

     a) Obtained and read EASCI's, ACS's and Great Lakes' audit/attestation reports prepared in accordance with the U.S. Department of Education's audit guide "Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program". This audit examines the servicer management's assertions about the servicer's compliance and internal control over compliance with specified U.S. Department of Education FFEL Program requirements.

     b) Confirmed the student loan receivable balances with EASCI, ACS and Great Lakes as of November 30, 2003. Determined the reasonableness of fluctuations of student loan receivable balances from November 30, 2003 to December 31, 2003.

We also performed the procedures enumerated below, which were agreed to by the Audit Committee and management of SLFC as servicer for EdLinc, solely to assist the users in evaluating management's assertion about compliance and operational performance as it relates to the documents and records relating to the acquisition process, due diligence, and the servicing of student loans during the year ended December 31, 2003. Management has represented in a letter dated March 19, 2004 that the procedures with respect to loan servicing have been designed to assure loans are processed in a manner that conforms to federal regulations and requirements of the FFEL Program or with Company loan servicing policy for alternative loans. SLFC's management is responsible for ensuring loans are processed and serviced in a manner that conforms to federal regulations and requirements and Company policy. This agreed-upon procedures engagement was performed in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this letter has been requested or for any other purpose.

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Student Loan Finance Corporation
Education Loans Incorporated
Page 3

The procedures that follow were performed for the period January 1, 2003 to December 31, 2003 (hereafter referred to as the year ended December 31, 2003), unless otherwise indicated.

Acquisition Process and Origination Process

1.   FFELP Acquisition Process and Loan Data

     We inquired and documented the procedures used during the acquisition process and selected 25 FFELP loans purchased during the period of October 1, 2002 to September 30, 2003. We traced the selected purchase into the daily monetary transaction journal (MTJ), which listed all transactions for each lender. We then traced the total daily purchase amount for 10 lenders to the transaction breakdown report, which summarizes the MTJ by bond issue and is used to post to the general ledger.

     For the same 25 loans noted above, we agreed the total daily purchase amount for each lender to the eligible loan acquisition certificates unless a loan acquisition certificate was not needed because of loan volume. For the 25 loans, summaries of the acquisition certificates were then traced to the trustee reports.

     We recalculated the premium for all 25 loans. For the 25 loans, we verified that the correct premium level indicator was used on the system in accordance with Company policies and lender agreements.

     No exceptions were noted.

2.   National Credit Bureau Reporting

     For 25 FFELP loans purchased from October 1, 2002 through September 30, 2003, we traced the purchase to the tape history of information reported to the credit bureau to ensure that the national credit bureaus were notified of the total amount of loans the lender has made to each borrower within 90 days of each acquisition and that other information as required by 34 CFR
     (S).682.208(b) was reported as required.

     No exceptions were noted.

3.   Alternative Loan Origination and Disbursement Process

     We inquired and documented the procedures used during the alternative loan origination process and selected 25 alternative loans originated during the period from October 1, 2002 through September 30, 2003. We traced the disbursement to Credit Review to determine whether the truth-in-lending disclosure statement was generated and sent prior to first disbursement.

     For the 25 loans selected, we recalculated the origination fee based on the alternative loan program the borrower is participating in and the borrower's credit score. We compared the borrower's application for their alternative loan to the program in which they were participating to ensure, based on the note level indicator, the borrower was in the program for which they applied. We traced the borrower's school to the program eligibility report that lists which schools can participate in which alternative loan programs.

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Student Loan Finance Corporation
Education Loans Incorporated
Page 4

     For the 25 loans selected, we traced the originated loan amount as applicable to either (a) the disbursement roster and to the alternative loan ACH processing sheets, (b) the ELM disbursement report sent and received, or (c) the check disbursement roster and verified that the disbursement was not in excess of the authorized amount.

     No exceptions were noted.

4.   Cancelled Loan Processing

     We selected 25 loan cancellations during the period from October 1, 2002 through September 30, 2003 and traced the information to the documentation received from the school and to the loan servicing system to determine whether cancellations are processed correctly.

     No exceptions were noted.

5.   Alternative Loan Rejections

     We obtained a report of all alternative loan application rejections for the period from October 1, 2002 through September 30, 2003. For 25 rejections, we compared the loan application information to the Company's credit policies to ensure that denial of the loan application was in accordance with the Company's credit policies.

     No exceptions were noted.

Servicing and Due Diligence

1.   Borrower File Review

     From the listing of confirmation requests sent to borrowers regarding their student loans, select 25 loans for further procedures.

     For the FFELP loans selected, our procedures included ensuring the original application, notice of guarantee and disclosure statements, evidence of disbursement, promissory notes, loan type, evidence that aggregate loan limits are not exceeded, enrollment status, loan status conversions, repayment history, collection history and other documents or administrative procedures required by current federal regulations were present in the file and/or on the loan servicing system.

     For the alternative loans selected, our procedures included ensuring borrower files were complete, and included in the file and/or on the loan servicing system the original application, disclosure statements, evidence of disbursement, promissory notes, enrollment status information, loan conversion information, and a complete repayment history.

     No exceptions were noted.

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Student Loan Finance Corporation
Education Loans Incorporated
Page 5

2.   Transfer to Repayment

     For 45 loans entering repayment from October 1, 2002 through September 30, 2003, we reviewed the loan servicing system to ensure the repayment disclosure letter was sent within the period set by federal regulations or Company policy and that the correct "first payment due date" was established. For the same 45 loans, reviewed the scheduled number of payments per the loan servicing system and compared to the period of repayment as allowed by the type and amount of loan.

     No exceptions were noted.

3.   Delinquent Accounts

     Selected 76 borrowers that were delinquent during the period of October 1, 2002 and September 30, 2003 and compared SLFC's due diligence activities for the period hereafter defined to lender due diligence activities required by 34 CFR (S) 682.411 for FFELP loans and Company policy for alternative loans. The due diligence period was from October 1, 2002 to the date of the procedure unless the borrower was delinquent, in which case the period for due diligence began on the date the payment was due.

     For 45 of the borrowers noted above, we also selected one telephone call made to borrowers as documented on the student loan servicing system collection history and traced them to actual telephone bills to ensure contacts were made as indicated.

     Deficiencies in skip tracing activities were noted in seven instances including not following up on mail returned from references, reference letters not being sent, or commercial skip tracing activities not being performed. No other exceptions were noted.

4.   Deferment and Forbearance

     We selected 45 loans that were in a deferment or forbearance status for a period of time between October 1, 2002 and September 30, 2003. For the loans selected, we examined the file for the signed requests if required by regulation or policy, verified the beginning and ending dates of the change in status, and determined whether only authorized circumstances for deferment were allowed.

     No exceptions were noted.

5.   Return Mail

     We selected 45 pieces of return mail from workflow to determine if return mail was processed timely and skip tracing procedures were initiated within the 10-day requirement.

     No exceptions were noted.

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Student Loan Finance Corporation
Education Loans Incorporated
Page 6

6.   Payments

     For 25 loans, we recalculated the application of principal, interest, and late fees for a payment received on the borrowers account between October 1, 2002 and September 30, 2003.

     For the 25 payments described above, we traced individual payments to the appropriate daily compact disk (CD) received from US Bank that has support for borrower payments. We agreed the total payment amount per the CD to the transaction breakdown report. For all payments selected, we traced the transaction breakdown totals to the general ledger.

     No exceptions were noted.

7.   Special Allowance and Interest Subsidies

     For 25 loans, we compared the interest rate on the servicing system to the federal regulation requirements for FFELP loans and Company interest rate schedules for alternative loans to ensure that the correct interest rate was assigned to each loan.

     For the FFELP loans selected in the paragraph above, we compared the special allowance code on the servicing system to the federal regulation requirements to ensure the correct special allowance code was assigned to each loan. For the alternative loans selected in the paragraph above, we examined the special allowance code on the servicing system to ensure it was a code that indicated the loan was not eligible for special allowance.

     A significant amount of the Corporation's accounting and statistical data is generated by electronic data processing systems. Amounts billed to the Department of Education for interest subsidy and special allowance are generated from such programs. For the quarters ended March 31, 2003 and September 30, 2003, we used CAATS to reperform certain calculations and routines, which are an integral part of generating the information used in preparing the government billings (LaRS reports).

     No exceptions were noted.

8.   Timely Claim Filings

     We selected 25 loans from the claims transmittal sheets filed during the period of October 1, 2002 through September 30, 2003. For the disability, death and bankruptcy claims, we recomputed the number of days from receipt of required documents to the date the claim was filed to ensure compliance with federal regulations. For default claims, we recomputed the number of days delinquent and compared it to the date the claim was filed to ensure compliance with federal regulations.

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Student Loan Finance Corporation
Education Loans Incorporated
Page 7

     We selected 25 claims that were rejected during the period of October 1, 2002 through September 30, 2003. If the rejected claim was refiled with the guarantor, we the agreed the refiling date to the loan servicing system to ensure it was refilled within 30 days. If the rejected claim needed to be cured, we determined whether the loan was recategorized to uninsured status on the loan servicing system and correctly reported on the LaRS reports.

     No exceptions were noted.

9.   Defaulted Alternative Loans

     From the quarter-end master files, we summarized the total dollar amount of alternative loans over 180 days delinquent within the 1999-1 Indenture as of December 31, 2002, March 31, 2003, June 30, 2003 and September 30, 2003. We then traced the totals to the journal entries in the subsequent month to verify that defaulted alternative loans were transferred out of the 1999-1 Indenture.

     For 25 defaulted alternative loans that reached their 270/th/ day of delinquency during the period from October 1, 2002 through September 30, 2003, we traced the borrower information to the loan servicing system to determine if the loans were transferred to a collection agency in accordance with SLFC policy.

     Two instances were noted where loans had not been transferred to a collection agency in accordance with SLFC policy. No other exceptions were noted.

10.  LaRS Reports

     For LaRS reports prepared by SLFC during the year ended December 31, 2003, we traced 25 line items by categories as reported on LaRS reports to supporting documentation to ensure that information reported to the Department of Education is supported by Corporation books and records.

     We recalculated prior quarter special allowance adjustments for 25 borrower loans reported on LaRS reports prepared by SLFC during the year ended December 31, 2003. We agreed the adjustment to appropriate documentation and determined the propriety of the adjustment.

     We recalculated prior quarter government interest adjustments for 25 borrower loans reported on LaRS reports prepared by SLFC during the year ended December 31, 2003. We agreed the adjustment to appropriate documentation and determined the propriety of the adjustment.

     We recalculated prior quarter origination fee adjustments for 25 borrower loans reported on LaRS reports prepared by SLFC during the year ended December 31, 2003. We agreed the adjustment to appropriate documentation and determine the propriety of the adjustment.

     We recalculated current quarter origination fees for 25 borrower consolidation loans reported on LaRS reports prepared by SLFC during the year ended December 31, 2003. We agreed the adjustment to appropriate documentation and determine the propriety of the adjustment.

     No exceptions were noted.

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Student Loan Finance Corporation
Education Loans Incorporated
Page 8

11.  Loan Classification and Status

     We selected 25 status changes from the student status confirmation reports sent to and received from schools and guarantor status change information to ensure the changes were made to the student loan servicing system.

     One instance was noted where a borrower had properly transferred to repayment and was then transferred back to grace status. Documentation was not available to support his change in status. No other exceptions were noted.

12.  Cures

     There were only four cures reported on the LaRS reports submitted during the year ended December 31, 2003. For two loans cured, we examined the student loan servicing records to determine that the required cure procedures were performed.

     No exceptions were noted.

We also performed the procedures enumerated below, which were agreed to by the Audit Committee and management of SLFC, as servicer for EdLinc, solely to assist the users in evaluating management's assertion regarding the accuracy of the 2003 Servicing Reports (Indenture 1999-1) and the loan information which collateralizes the Student Loan Asset-Based Notes, Series 1999-1, 2000-1, 2001-1, 2002-1, and 2003-1, as of December 31, 2003 and for the year then ended. SLFC's management is responsible for ensuring the 2003 servicing reports are accurate. This agreed-upon procedures engagement was performed in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this letter has been requested or for any other purpose.

Our procedures and findings are as follows:

1. We have read the following, set forth in the applicable monthly 2003 Servicing Reports for the 1999-1 Indenture on the indicated pages, and have performed the additional procedures stated below with respect to such information which were applied as indicated with respect to the references explained below:


                                                                                       Procedures
                                                                                       performed
                                                                                   (see explanation
Item    Page                         Description                                      in item 2)
----    ----       ------------------------------------------------------------      ------------
I-C       1        "PRINCIPAL OUTSTANDING - DECEMBER, 2003."
                   The balance outstanding at the beginning of the month and
                   the balance outstanding at the end of the month.                        a

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Student Loan Finance Corporation
Education Loans Incorporated
Page 9

                                                                                  Procedures
                                                                                   performed
                                                                               (see explanation
Item    Page                            Description                               in item 2)
----    ----      ----------------------------------------------------         ----------------
I-D      2        "INTEREST RATE AS OF END OF MONTH." The percentage
                  at which each bond issue is accruing interest, as
                  reported in the December 2003 Servicing Report.                      b

I-D      2        "ACCRUED INTEREST OUTSTANDING - DECEMBER, 2003."
                  The dollar amount of accrued interest outstanding as
                  of the end of the month.                                             c

I-E      2        "NET LOAN RATES FOR NEXT INTEREST PERIOD." The net
                  loan rates for the next interest period for Series
                  1999-1, 2000-1, 2001-1, 2002-1 and 2003-1 Notes.                     d

II-A     4        "RESERVE FUNDS - DECEMBER, 2003." The dollar amount
                  as of the start of the month, the change during the
                  month, and the balance at the end of the month.                      e

II-B     4        "CAPITALIZED INTEREST ACCOUNTS - DECEMBER, 2003."
                  The dollar amount as of the start of the month, the
                  change during the month, and the balance at the end
                  of the month.                                                        e

II-C     4        "ACQUISITION ACCOUNTS - DECEMBER, 2003." The dollar
                  amount as of the start of the month, the changes
                  during the month, and the balance at the end of the
                  month.                                                               e

II-D     4        "ALTERNATIVE LOAN GUARANTEE ACCOUNTS - DECEMBER,
                  2003."  The dollar amount as of the start of
                  the month, the changes during the month, and the
                  balance at the end of the month.                                     e

III-A    5        "STUDENT LOAN PRINCIPAL OUTSTANDING - DECEMBER,
                  2003."  The dollar amount as of the start of
                  the month, the changes during the month, and the
                  balance at the end of the month.                                     f

III-B    5        "COMPOSITION OF STUDENT LOAN PORTFOLIO AS OF
                  DECEMBER 31, 2003." The aggregate outstanding
                  principal balance, number of borrowers, average
                  outstanding principal balance per borrower, number
                  of loans (promissory notes), average outstanding
                  principal balance per loan, and weighted average
                  interest rate.                                                       g

III-C    5        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY LOAN
                  TYPE AS OF DECEMBER 31, 2003."  The outstanding
                  principal balance detailed by loan type and the
                  relative percentage to the total.                                    h

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Student Loan Finance Corporation
Education Loans Incorporated
Page 10

                                                                                  Procedures
                                                                                   performed
                                                                               (see explanation
Item    Page                            Description                               in item 2)
----    ----      ----------------------------------------------------         ----------------
III-D    5        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY INTEREST
                  RATE AS OF DECEMBER 31, 2003." The outstanding
                  principal balance detailed by interest rate and the
                  relative percentage to the total.                                    h

III-E    6        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY BORROWER
                  PAYMENT STATUS AS OF DECEMBER 31, 2003." The
                  outstanding principal balance detailed by borrower
                  payment status and the relative percentage to the
                  total.                                                               h

III-F    6        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                  DELINQUENCY STATUS AS OF DECEMBER 31, 2003." The
                  outstanding principal balance detailed by delinquency
                  status and the relative percentage to the total.                     h

III-G    6        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY GUARANTEE
                  STATUS AS OF DECEMBER 31, 2003." The outstanding
                  principal balance detailed by guarantee status and
                  the relative percentage to the total.                                h

III-H    6        "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY GUARANTEE
                  AGENCY AS OF DECEMBER 31, 2003." The outstanding
                  principal balance detailed by guarantee agency and
                  the relative percentage to the total.                                h

III-I    7        "FEES AND EXPENSES ACCRUED FOR/THROUGH DECEMBER
                  2003." The dollar amount of fees incurred for the one
                  month and twelve months ended December 31, 2003.                     i

III-J    7        "RATIO OF ASSETS TO LIABILITIES AS OF DECEMBER 31,
                  2003." The dollar amounts representing total indenture
                  assets and liabilities and the ratio thereto.                        j

III-K    7        "SENIOR AND SUBORDINATE PERCENTAGES AS OF DECEMBER 31,
                  2003." The dollar amounts of assets included in
                  calculation of dividend prerequisite, dollar amounts
                  of senior and subordinate debt and the relative
                  percentages of assets to liabilities.                                k

I-C      1        "PRINCIPAL OUTSTANDING - JULY, 2003." The balance
                  outstanding at the beginning of the month and the
                  balance outstanding at the end of the month.                         l

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Student Loan Finance Corporation
Education Loans Incorporated
Page 11

                                                                                           Procedures
                                                                                           performed
                                                                                       (see explanation
Item    Page                                 Description                                  in item 2)
----    ----    ------------------------------------------------------------------       ------------
I-D      2      "INTEREST RATE AS OF END OF MONTH - APRIL, 2003."
                The percentage at which each bond issue is accruing interest.                 m

I-D      2      "ACCRUED INTEREST OUTSTANDING - SEPTEMBER,
                2003."  The dollar amount of accrued interest outstanding
                as of the end of the month.                                                   n

I-E      2      "NET LOAN RATES FOR NEXT INTEREST PERIOD -
                AUGUST, 2003."  The net loan rates for the next interest
                period for Series 1999-1, 2000-1, 2001-1, 2002-1 and 2003-1 Notes.            o

II-A     3      "RESERVE FUNDS - JANUARY, 2003."  The dollar amount
                as of the start of the month, the change during the month, and the
                balance at the end of the month.                                              p

II-B     4      "CAPITALIZED INTEREST ACCOUNTS - OCTOBER, 2003."
                The dollar amount as of the start of the month, the change during
                the month, and the balance at the end of the month.                           q

II-C     4      "ACQUISITION ACCOUNTS - FEBRUARY, 2003."  The dollar
                amount as of the start of the month, the changes during the
                month, and the balance at the end of the month.                               r

II-D     3      "ALTERNATIVE LOAN GUARANTEE ACCOUNTS -
                NOVEMBER, 2003." The dollar amount as of the start of the
                month, the changes during the month, and the balance at
                the end of the month.                                                         s

III-A    5      "STUDENT LOAN PRINCIPAL OUTSTANDING -
                MARCH, 2003."  The dollar amount as of the start of the
                month, the changes during the month, and the balance at
                the end of the month.                                                         t

III-B    4      "COMPOSITION OF STUDENT LOAN PORTFOLIO AS OF MAY 31,
                2003." The aggregate outstanding principal balance,
                number of borrowers, average outstanding principal
                balance per borrower, number of loans (promissory notes),
                average outstanding principal balance per loan, and
                weighted average interest rate.                                               u

III-C    4      "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY LOAN TYPE AS
                OF JUNE 30, 2003." The outstanding principal balance
                detailed by loan type and the relative percentage to the
                total.                                                                        v

Student Loan Finance Corporation
Education Loans Incorporated
Page 12

                                                                                  Procedures
                                                                                  performed
                                                                              (see explanation
Item    Page                         Description                                  in item 2)
----    ----    ---------------------------------------------------------       -------------
III-D    4      "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY INTEREST
                RATE AS OF OCTOBER 31, 2003." The outstanding principal
                balance detailed by interest rate and the relative
                percentage to the total.                                             v

III-E    5      "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY BORROWER
                PAYMENT STATUS AS OF MARCH 31, 2003." The outstanding
                principal balance detailed by borrower payment status and
                the relative percentage to the total.                                v

III-F    5      "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY DELINQUENCY
                STATUS AS OF FEBRUARY 29, 2003." The outstanding
                principal balance detailed by delinquency status and the
                relative percentage to the total.                                    v

III-G    6      "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY GUARANTEE
                STATUS AS OF AUGUST 31, 2003." The outstanding principal
                balance detailed by guarantee status and the relative
                percentage to the total.                                             v

III-H    5      "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
                GUARANTEE AGENCY AS OF NOVEMBER 30, 2003."
                The outstanding principal balance detailed by guarantee
                agency and the relative percentage to the total.                     v

III-I    6      "FEES AND EXPENSES ACCRUED FOR/THROUGH
                MAY, 2003."  The dollar amount of fees incurred
                for the one month and five months ended May 31,
                2003.                                                                w

III-J    7      "RATIO OF ASSETS TO LIABILITIES AS OF APRIL 30, 2003."
                The dollar amounts representing total indenture assets
                and liabilities and the ratio thereto.                               x

III-K    7      "SENIOR AND SUBORDINATE PERCENTAGES AS OF JULY 31,
                2003." The dollar amounts of assets included in
                calculation of dividend prerequisite, dollar amounts of
                senior and subordinate debt and the relative percentages
                of assets to liabilities.                                            y

2. We have performed the following procedures, which were applied, as indicated, to the items enumerated above:

Student Loan Finance Corporation
Education Loans Incorporated
Page 13

         Item
         In 1.    Procedures and Findings
         -----    -----------------------

         a. We agreed the principal balance outstanding at the beginning of December 2003 to the Corporation's general ledger without exception. We agreed the balance outstanding at the end of the month to the Corporation's general ledger without exception.

         b. We obtained copies of the auction rate notifications received by the Corporation which state the interest rates applicable as of December 31, 2003 on the Series 1999-1, Series 2000-1, Series 2001-1, Series 2002-1 and Series 2003-1 Notes and agreed the rates to those used in the calculation of accrued interest without exception.

         c. We obtained the accrued interest payable worksheet prepared by the Corporation and agreed the outstanding principal balance to the amounts from 2.a. above and agreed the interest rates to 2.b. above. The accrued interest amount as of December 31, 2003 was recalculated and agreed to the Corporation's general ledger without exception.

         d. We obtained the worksheet prepared by the Corporation to determine the Net Loan Rate Calculation for the next interest period for the Series 1999-1, 2000-1, 2001-1, 2002-1 and
                  2003-1 Notes. We recalculated the net loan rate for the Series 1999-1, 2000-1, 2001-1, 2002-1 and 2003-1 Notes without exception.

         e. We obtained the December 2003 U.S. Bank National Association trustee statements for the Reserve Funds, Capitalized Interest Accounts, Acquisition Accounts, and the Alternative Loan Guarantee Accounts and agreed the activity for the month of December 2003 to the Corporation's general ledger without exception.

         f. We agreed the change in the student loan principal balance for the month of December 2003 to the December certifications from the Corporation to U.S. Bank National Association Trust Department without exception.

         g. We obtained the loan portfolio information from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., Affiliated Computer Services, Inc., and Great Lakes Higher Education Servicing Corporation) and verified the mathematical accuracy of the number of borrowers and number of loans (promissory notes).

                  The average outstanding principal balance per borrower and per loan was recalculated based on the aggregate outstanding principal balance at December 31, 2003 from in 2.f. above.

                  We agreed the weighted-average interest rate to the worksheet referred to in 2.h. below. No exceptions were noted.

Student Loan Finance Corporation
Education Loans Incorporated
Page 14

         Item
         In 1.    Procedures and Findings
         -----    -----------------------

         h. We obtained a copy of the worksheet prepared by the Corporation accumulating loan portfolio information by loan type, interest rate, borrower payment status, delinquency status, guarantee status, and guarantee agency from reports that have been obtained from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., Affiliated Computer Services, Inc., and Great Lakes Higher Education Servicing Corporation). We compared the outstanding principal balances for each servicer to the worksheet, verified the mathematical accuracy of the total, and recalculated the respective percentages without exception.

         i. We obtained the general ledger detail of fees and expenses incurred during the month and year ended December 31, 2003 and agreed the amounts to the December Servicing Report without exception.

         j. We obtained the December 31, 2003 trial balance of the Indenture, verified the mathematical accuracy of the Indenture Asset and Liability calculations, and agreed the amounts to the December Servicing Report without exception. The ratio of assets to liabilities was recalculated without exception.

         k. We obtained the worksheet prepared by the Corporation and agreed the aggregate value of assets (all assets less provision for loan loss), senior notes outstanding plus accrued interest, and all notes outstanding plus accrued interest to the trial balance as of December 31, 2003 without exception. We also recalculated the senior and subordinate percentages without exception.

         l. We agreed the principal balance outstanding at the beginning of July 2003 to the Corporation's general ledger without exception. We agreed the balance outstanding at the end of July 2003 to the Corporation's general ledger without exception.

         m. We obtained copies of the auction rate notifications received by the Corporation which state the interest rates applicable as of April 30, 2003 on the Series 1999-1, 2000-1, 2001-1,
                  2002-1 and 2003-1 Notes and agreed the rates to those used in the calculation of accrued interest without exception.

         n. We obtained the accrued interest payable worksheet prepared by the Corporation as of September 30, 2003. The accrued interest amount as of September 30, 2003 was recalculated and agreed to the Corporation's general ledger without exception.

         o. We obtained the August 2003 worksheet prepared by the Corporation to determine the 1999-1 Net Loan Rate Calculation for the next interest period for the Series 1999-1, 2000-1, 2001-1, 2002-1 and 2003-1 Notes. We recalculated the net loan rate for the Series 1999-1, 2000-1, 2001-1, 2002-1 and 2003-1
                  Notes as reported on the August 2003 servicing report without exception.

Student Loan Finance Corporation
Education Loans Incorporated
Page 15

         Item
         In 1.    Procedures and Findings
         -----    -----------------------

         p. We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Reserve Fund Accounts as reported on the January 2003 Servicing Report to the Corporation's general ledger without exception.

         q. We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Capitalized Interest Accounts as reported on the October 2003 Servicing Report to the Corporation's general ledger without exception.

         r. We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Acquisition Accounts as reported on the February 2003 Servicing Report to the Corporation's general ledger without exception.

         s. We agreed the balance at the start of the month, the changes during the month and the balance at the end of the month for the Alternative Loan Guarantee Accounts as reported on the November 2003 Servicing Report to the Corporation's general ledger without exception.

         t. We agreed the change in the student loan principal balance for the month of March 2003 to the March certifications from the Corporation to U.S. Bank National Association Trust Department without exception.

         u. We obtained the loan portfolio information from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., Affilated Computer Systems, Inc., and Great Lakes Higher Education Servicing Corporation) and verified the mathematical accuracy of the number of borrowers and number of loans (promissory notes). The average outstanding principal balance was recalculated based on the aggregate outstanding principal balance at May 31, 2003. We agreed the weighted-average interest rate to a worksheet prepared by the Corporation. No exceptions were noted.

         v. We obtained a copy of the worksheet prepared by the Corporation accumulating loan portfolio information by loan type, interest rate, borrower payment status, delinquency status, guarantee status, and guarantee agency from reports that have been obtained from each loan servicer (Student Loan Finance Corporation, Educational Assistance Service Company, Inc., Affiliated Computer Services, Inc., and Great Lakes Higher Education Servicing Corporation). We compared the outstanding principal balances for each servicer to the worksheet, verified the mathematical accuracy of the total, and recalculated the respective percentages without exception.

         w. We obtained the general ledger detail of fees and expenses incurred during the month and two months ended May 31, 2003 and agreed the amounts to the May Servicing Report without exception.

         x. We obtained the April 30, 2003 trial balance of the Indenture, verified the mathematical accuracy of the Indenture Asset and Liability calculations, and agreed the amounts to the November Servicing Report without exception. The ratio of assets to liabilities was recalculated without exception.

Student Loan Finance Corporation
Education Loans Incorporated
Page 16

         y. We obtained the worksheet prepared by the Corporation and agreed the aggregate values of assets (all assets less provision for loan loss), senior notes outstanding plus accrued interest, and all notes outstanding plus accrued interest to the trial balance as of July 31, 2003. We also recalculated the senior and subordinate percentages without exception.

We were not engaged to, and did not perform an audit or examination, the objective of which would be the expression of an opinion on the specified elements, accounts or items relating to the 2003 Servicing Reports. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of the Board of Directors and management of Education Loans Incorporated, Audit Committee, Board of Directors and management of Student Loan Finance Corporation, Education Loans Incorporated's trustee and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than those specified parties or those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, this report is a matter of public record and its distribution is not limited.

/s/ Eide Bailly LLP

Aberdeen, South Dakota
March 19, 2004